EXHIBIT 99.2


                      MOSES, DUNN, FARMER & TUTHILL, P.C.
                                Attorney at Law

                              612 First Street NW
                                P.O. Box 27047
                      Albuquerque, New Mexico 87125-7047
                           Telephone (505) 843-9440
                           Facsimile (505) 247-3213



                                  May 6, 1998



Michael R. Budagher
Specialty Teleconstructors, Inc.
12001 State Highway 14 North
Cedar Crest, NM  87008

            RE:   Specialty Teleconstructors' Board of Directors

Dear Michael:

      Please consider this my letter of resignation from the Board of Directors of Specialty Teleconstructors, Inc. and the Chairmanship of the Compensation and Primary Stock Option Committee, to be effective upon closing of the merger with OmniAmerica. I want to thank you for giving me the opportunity to participate on the Board these last several years. It has truly been a fun, exciting, and educational experience for which I am grateful. Best of luck to you and the "Specialty team" with the merged company. If I can do anything in the future for either you or Specialty please do not hesitate to call.

                                Very truly yours,

                               /s/ Terry D. Farmer

                                 Terry D. Farmer

TDF:co